Filed Pursuant to Rule 424(b)(7)

Registration No. 333-250081-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Aggregate Offering Price Per Share (1)	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	30,596,465	$37.49	$1,147,061,472.85	$106,332.60

(1) Estimated solely for purposes of calculating the registration fee under Rule 457(c) under the Securities Act on the basis of the average of the high and low selling price of the Registrant’s shares of common stock on November 15, 2021, as reported on The Nasdaq Stock Market LLC.

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED NOVEMBER 13, 2020

30,596,465 Shares

The Kraft Heinz Company

Common Stock

The selling stockholder of The Kraft Heinz Company identified in this prospectus supplement is offering 30,596,465 shares of our common stock. We are not selling any shares in this offering and will not receive any of the proceeds from the sale of common stock by the selling stockholder.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “KHC.” On November 16, 2021, the last reported sale price of our common stock was $37.04 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as those contained in the documents incorporated by reference herein, for a discussion of factors you should consider before buying shares of our common stock.

The underwriter proposes to offer the shares from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).” The underwriter has agreed to purchase the shares from the selling stockholder at a price of $35.75 per share, which will result in $1,093,823,623.75 of proceeds to the selling stockholder before expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock against payment in New York, New York on or about November 22, 2021.

BofA Securities

Prospectus Supplement dated November 17, 2021

PROSPECTUS

None of us, the selling stockholder, or the underwriter has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.

Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 13, 2020. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, selling stockholders may offer and sell, from time to time, shares of our common stock in one or more offerings.

The accompanying prospectus provides you with a general description of our common stock. This prospectus supplement contains specific information about the terms of this offering of shares of common stock by the selling stockholder named in this prospectus supplement. This prospectus supplement may also add to, update, or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus, and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of the common stock will be made in any jurisdiction where the offer is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control.

Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in our relationships with significant customers or suppliers, or in other business relationships; our ability to maintain, extend, and expand our reputation and brand image; our ability to leverage our brand value to compete against private label products; our ability to drive revenue growth in our key product categories or platforms, increase our market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; our ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; our ability to successfully execute our strategic initiatives; the impacts of our international operations; our ability to protect intellectual property rights; our ownership structure; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness; our level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in our credit rating; the impact of future sales of our common stock in the public market; our ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where we do business; changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect our forward-looking statements, see Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 26, 2020 and Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2021.

We disclaim and do not undertake any obligation to update, revise, or withdraw any forward-looking statement in this report, except as required by applicable law or regulation. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Kraft Heinz,” and the “Company” each refer to The Kraft Heinz Company and all of its consolidated subsidiaries.

Company Overview

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2020 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Our common stock is listed on Nasdaq under the ticker symbol “KHC.”

Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15222 and our main telephone number at that address is (412) 456-5700.

Risk Factors

You should consider carefully all of the information set forth or incorporated by reference in this prospectus supplement. These factors are set forth in detail under the heading “Risk Factors” in this prospectus supplement and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended September 25, 2021. We encourage you to review these risk factors carefully. Furthermore, this prospectus supplement contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those under the headings “Risk Factors” and “Forward-Looking Statements.”

THE OFFERING

Common stock offered by the selling stockholder	30,596,465 shares

Total shares of common stock outstanding before and after this offering	1,224,042,461 shares(1)

Selling Stockholder	HK3 18 LP, an affiliate of 3G Global Food Holdings LP

Use of proceeds	The selling stockholder will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering. However, under the Registration Rights Agreement (as defined herein) we are required to bear a portion of the expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. See “Selling Stockholder.”

Conflicts of Interest	Berkshire Hathaway Inc., directly and through its subsidiaries, owns more than 10% of the outstanding common stock of the Company and Bank of America Corporation, the parent company of BofA Securities, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Because a bona fide public market exists for the Company’s common stock, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. BofA Securities, Inc. will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior written approval of the customer.

Risk factors	See “Risk Factors” beginning on page S-5 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividends	We paid common stock dividends of $1.5 billion for each of the nine months ended September 25, 2021 and September 26, 2020. Additionally, in the fourth quarter of 2021, our Board of Directors (“Board”) declared a cash dividend of $0.40 per share of common stock, which is payable on December 17, 2021 to stockholders of record on November 26, 2021. Because the closing date for this offering will be before November 26, 2021, purchasers that purchase shares in this offering and hold such shares through November 26, 2021 will be eligible to receive such dividend.

The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, future prospects, and other factors that our Board deems relevant to its analysis and decision making.

Nasdaq symbol	“KHC”

(1)	The number of shares of common stock to be outstanding before and after this offering is based on 1,224,042,461 shares outstanding as of November 12, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under our Annual Report on Form 10-K for the year ended December 26, 2020, as supplemented by our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2021, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Berkshire Hathaway and 3G Global Food Holdings have substantial control over us and may have conflicts of interest with us in the future.

Following the offering, Berkshire Hathaway Inc. (“Berkshire Hathaway”) and 3G Global Food Holdings LP (“3G Global Food Holdings” and, together with its affiliates, “3G Capital”) (3G Capital together with Berkshire Hathaway, the “Sponsors”) will own approximately 42% of our common stock. Two of 11 members of our Board are partners and/or board members of 3G Capital and two members of our Board are officers and/or directors of Berkshire Hathaway and/or its affiliates. In addition, Paulo Basilio, our Global Chief Financial Officer, is a partner of 3G Capital. As a result, the Sponsors have the potential to exercise influence over management and have substantial control over Board decisions, including those affecting our capital structure, such as the issuance of additional capital stock, the incurrence of additional indebtedness, the implementation of stock repurchase programs, and the declaration and amount of dividends. The Sponsors also have substantial control over any action requiring the approval of the holders of our common stock, including adopting any amendments to our charter, electing directors, and approving mergers or sales of substantially all of our capital stock or our assets. In addition, to the extent that the Sponsors were to collectively hold a majority of our common stock, they together would have the power to take stockholder action by written consent to adopt amendments to our charter or take other actions, such as corporate transactions, that require the vote of holders of a majority of our outstanding common stock. Furthermore, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsors may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as the Sponsors continue to own a significant amount of our equity, they will continue to be able to strongly influence or effectively control our decisions.

Sales of our common stock in the public market could cause volatility in the price of our common stock or cause the share price to fall.

Sales of a substantial number of shares of our common stock in the public market, sales of our common stock by the Sponsors, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. A sustained depression in the market price of our common stock has happened (which was a contributing factor to our decision to perform interim impairment tests for certain reporting units and brands in 2018 and 2019 for which we ultimately recorded impairment losses) and could in the future happen, which could also reduce our market capitalization below the book value of net assets, which could increase the likelihood of recognizing goodwill or indefinite-lived intangible asset impairment losses that could negatively affect our financial condition and results of operations.

Kraft Heinz and the Sponsors entered into a registration rights agreement (the “Registration Rights Agreement”) requiring us to register for resale under the Securities Act all registrable shares held by the Sponsors, which represent all shares of our common stock held by the Sponsors as of July 2, 2015, the date of the closing of the merger of Kraft Foods Group, Inc. with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation. After this offering, registrable shares will represent approximately 42% of all outstanding shares of our common stock. Although the registrable shares are subject to certain holdback and suspension periods, the registrable shares are not subject to a “lock-up” or similar restriction under the registration rights agreement. Accordingly, offers and sales of a large number of registrable shares may be made pursuant to an effective registration statement under the Securities Act in accordance with the terms of the registration rights agreement after the expiration or waiver of the lock-up agreement entered into in connection with this offering. Sales of our common stock by the Sponsors to other persons would likely result in an increase in the number of shares being traded in the public market and may increase the volatility of the price of our common stock.

Our ability to pay regular dividends to our stockholders and the amounts of any such dividends are subject to the discretion of the Board and may be limited by our financial condition, debt agreements, or limitations under Delaware law.

Although it is currently anticipated that we will continue to pay regular quarterly dividends, any such determination to pay dividends and the amounts thereof will be at the discretion of the Board and will be dependent on then-existing conditions, including our financial condition, income, legal requirements, including limitations under Delaware law, debt agreements, and other factors the Board deems relevant. The Board has previously decided, and may in the future decide, in its sole discretion, to change the amount or frequency of dividends or discontinue the payment of dividends entirely. For these reasons, stockholders will not be able to rely on dividends to receive a return on investment. Accordingly, realization of any gain on shares of our common stock may depend on the appreciation of the price of our common stock, which may never occur.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering. However, under the registration rights agreement we are required to bear a portion of the expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts, or commissions and certain transfer taxes.

DIVIDENDS

We paid common stock dividends of $1.5 billion for each of the nine months ended September 25, 2021 and September 26, 2020. Additionally, in the fourth quarter of 2021, our Board declared a cash dividend of $0.40 per share of common stock, which is payable on December 17, 2021 to stockholders of record on November 26, 2021. Because the closing date for this offering will be before November 26, 2021, purchasers that purchase shares in this offering and hold such shares through November 26, 2021 will be eligible to receive such dividend.

The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, future prospects, and other factors that our Board deems relevant to its analysis and decision making.

SELLING STOCKHOLDER

The following table sets forth (i) the number of shares of common stock that 3G Global Food Holdings and its affiliates (including the selling stockholder) beneficially owned as of November 12, 2021, (ii) the number of shares of common stock proposed to be sold in this offering by the selling stockholder, and (iii) the number of shares of our common stock that will be beneficially owned by 3G Global Holdings and its affiliates following this offering.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of November 12, 2021. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

Our calculation of the percentage of beneficial ownership is based on 1,224,042,461 shares of common stock outstanding as of November 12, 2021.

The information provided in the table below with respect to 3G Global Food Holdings and its affiliates has been obtained from 3G Global Food Holdings.

Name of Selling Stockholder	Shares Beneficially Owned prior to the Offering			Number of Shares Being Offered	Shares Beneficially Owned after the Offering
	Number		Percent(1)		Number		Percent(1)
3G Global Food Holdings LP and its affiliates(2)	215,859,166	(3)	17.6%	30,596,465	185,262,701	(3)	15.1%

(1)	Based on 1,224,042,461 shares outstanding as of November 12, 2021.
(2)

The shares of common stock offered hereby are held and being sold by HK3 18 LP, an affiliate of 3G Global Food Holdings. The business address of 3G Global Food Holdings is c/o 3G Capital Inc., 600 Third Avenue, New York, NY 10016. As a result of the relationships described under “Corporate Governance and Board Matters—Related Person Transactions—Shareholders’ Agreement” and “Corporate Governance and Board Matters—Related Person Transactions—Registration Rights Agreement” in our Definitive Proxy Statement on Schedule 14A, filed on March  26, 2021, incorporated by reference herein, Berkshire Hathaway and the 3G Funds (as defined in the Definitive Proxy Statement on Schedule 14A filed with the SEC on March  26, 2021, incorporated herein by reference) may be deemed to be a group for purposes of Section 13(d) of the Exchange Act.

(3)	Represents shares of common stock held directly and indirectly by 3G Global Food Holdings, including through the selling stockholder, HK3 18 LP.

Material Relationship

Our directors, Alexandre Behring and João M. Castro-Neves are partners of 3G Capital Partners, an entity affiliated with 3G Global Food Holdings. Miguel Patricio, our Chief Executive Officer invests in 3G Kraft Heinz Company Holdings LP (the “Fund”) and his investment represents less than 1% of the Fund’s assets.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. is acting as the sole underwriter in this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder, and the underwriter, the selling stockholder has agreed to sell to the underwriter and the underwriter has agreed to purchase from the selling stockholder 30,596,465 shares of common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter proposes to offer the shares from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The underwriter is purchasing the shares from the selling stockholder at $35.75 per share (resulting in proceeds to the selling stockholder of approximately $1.1 billion before expenses).

The expenses of the offering, not including the underwriting discount, are estimated at $260,000 and are payable by us. We have agreed to reimburse the underwriter for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.

No Sales of Similar Securities

We, Alexandre Van Damme, Miguel Patricio, and the selling stockholder, 3G Global Food Holdings and certain other affiliates thereof (each, a “lock-up party”) have agreed, subject to certain customary exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement (the “lock-up period”), without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, except subject to certain customary exceptions, not to directly or indirectly:

•	offer, pledge, sell, or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right, or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of stock or other securities, in cash or otherwise.

The customary exceptions include: (i) transfers pursuant to the lock-up agreement; (ii) as a bona fide gift or gifts; (iii) transfers by will or intestacy; (iv) transfers to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party; (v) transfers to any immediate family member or other dependent of the lock-up party; (vi) transfers as distribution to partners, members, affiliates, shareholders or stockholders of the lock-up party; (vii) to the lock-up party’s affiliates or to any investment fund or other entity controlled or managed by the lock-up party; (viii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) to (vii) above; (ix) pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee equity incentive plan referred to in this prospectus supplement; (x) transfers to the Company in respect of tax withholding payments due upon the exercise at expiration of options or the vesting of restricted stock grants pursuant to any employee equity incentive plan referred to in the prospectus supplement; (xi) transfers to charitable organization transferees or recipients in an aggregate amount, together with any such transfers pursuant to any similar lock-up agreement with the underwriters, not to exceed 1.00% of the outstanding shares of common stock on the date of the final prospectus supplement; (xii) pursuant to a bona fide third-party takeover bid made to all holders of common stock or any other acquisition transaction whereby any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (provided that if such transaction is not consummated, the subject common stock shall remain subject to the restrictions set forth in the lock-up agreement); (xiii) pursuant to an order of a court or regulatory agency including pursuant to a qualified domestic order or in connection with a divorce settlement and (xiv) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on Nasdaq under the symbol “KHC.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our shares. However, the underwriter may engage in transactions that stabilize the price of the shares, such as bids or purchases to peg, fix, or maintain that price.

In connection with the offering, the underwriter may purchase and sell our shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriter in the open market prior to the completion of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

None of the Company, the selling stockholder or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. In addition, none of the Company, the selling stockholder or the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling stockholder may engage in passive market making transactions in the shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest; Other Relationships

Berkshire Hathaway Inc., directly and through its subsidiaries, owns more than 10% of the outstanding common stock of the Company and Bank of America Corporation, the parent company of BofA Securities, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Because a bona fide public market exists for the Company’s common stock, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. BofA Securities, Inc. will not confirm sales of the shares to any account over which it exercises discretionary authority without the prior written approval of the customer.

The underwriter and its affiliates have, from time to time, provided and/or are currently providing investment banking and financial advisory services to us and our affiliates. The underwriter and its affiliates may in the future provide various investment banking and other services to us, and our affiliates, for which they would receive customary compensation from us.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter or its affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. Typically, investment banking and other financial institutions, like the underwriter and its affiliates, would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each of which we refer to as a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation: (a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation; (b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or (c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA;

provided that no such offer of the shares shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FMSA (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FMSA. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in this prospectus supplement being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for reoffering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations, and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire common share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures, and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The underwriter is being represented by Davis Polk & Wardwell LLP, New York, New York, in connection with the offering. Certain legal matters relating to the selling stockholder will be passed upon by Kirkland & Ellis LLP, New York, NY.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 26, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2021;

•	our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on February 17, 2021;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 27, 2021, filed with the SEC on April 30, 2021, for the quarter ended June 26, 2021, filed with the SEC on August 4, 2021 and for the quarter ended September  25, 2021, filed with the SEC on October 28, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on March 3, 2021, March 12, 2021, April 12, 2021, May 12, 2021 and September 3, 2021;

•

the description of Kraft Heinz’s common stock contained in our registration statement on Form 8-A as filed on July 1, 2015, as updated by Exhibit  4.32 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), as filed on June 7, 2019, and as subsequently amended or updated; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of the offering contemplated hereby, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you with a copy of any of these filings at no cost, if you submit a request to us by contacting us at the following address or telephone number:

The Kraft Heinz Company

Attention: Office of the Corporate Secretary

200 East Randolph Street 76th Floor

Chicago, Illinois 60601

Telephone: (847) 646-1881

Prospectus

The Kraft Heinz Company

Kraft Heinz Foods Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Guarantees

Units

The Kraft Heinz Company (“Kraft Heinz” or the “Company”), Kraft Heinz Foods Company (“KHFC” or, together with Kraft Heinz, the “Issuers,” “we,” “our,” and “us”) or selling securityholders may, from time to time, offer and sell, in one or more offerings, debt securities, warrants, purchase contracts, guarantees, units, or any combination of these securities. In addition, Kraft Heinz or selling securityholders may, from time to time, offer and sell, in one or more offerings, common stock, preferred stock, depositary shares, or any combination of these securities. Each time we, or a selling securityholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus (as applicable) that contains specific information about the offering and the specific terms of the securities offered. This prospectus may be used to offer securities for the account of persons other than us. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds from the sale of any our securities by any selling securityholders, but we have agreed to pay certain registration expenses, other than underwriting discounts or commissions attributable to the sale of our securities by any selling securityholders or fees and expenses of counsel or any other advisor representing such underwriters or other distributors. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222. Our telephone number is (412) 456-5700. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.”

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we or certain securityholders may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they give the specific terms of the securities being offered and the terms of such offering. You should also read the documents we have referred you to under the heading “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with any additional or different information with respect to us or the securities offered hereby. This document may be used only where it is legal to offer and sell these securities. You should only assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of the date of those documents. Our business, financial condition, results of operations, and prospects may have changed in material respects since such dates. Neither we, nor any applicable securityholder, are making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

KRAFT HEINZ

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2019 net sales of approximately $25 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways.

Kraft Heinz is a Delaware corporation. KHFC is a Pennsylvania limited liability company. Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222.

Our telephone number is (412) 456-5700. Our website address is www.kraftheinzcompany.com. Except for the documents expressly incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into by reference in this prospectus or any other filings we make with the SEC, and you should not consider them to be a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Kraft Heinz files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports and information are available free of charge on our website at www.kraftheinzcompany.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Kraft Heinz, that are electronically filed with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to those documents that contain the information. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Issuers and our financial condition, business, and results of operations.

The documents and reports listed below are incorporated by reference into this prospectus and shall be deemed to be a part of this prospectus and the registration statement of which this prospectus forms a part. In addition, all documents and reports that we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K:

•

Kraft Heinz’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 as filed on February 14, 2020 (including the portions of Kraft Heinz’s Definitive Proxy Statement on Schedule 14A, as filed on March 27, 2020, incorporated by reference therein), which should be read in conjunction with our Current Report on Form 8-K  filed with the SEC on November 13, 2020;

•

Kraft Heinz’s Quarterly Reports on Form 10-Q for the quarterly period ended March 28, 2020, as filed on May 1, 2020, for the quarterly period ended June 27, 2020, as filed on July 31, 2020 and for the quarterly period ended September  26, 2020, as filed on October 30, 2020;

•

Kraft Heinz’s Current Reports on Form 8-K as filed on January 6, 2020, January  8, 2020, January  24, 2020, March  5, 2020, March  24, 2020, April  6, 2020 (only in respect to Item 8.01), May  5, 2020 (only in respect to Item 8.01), May  11, 2020, May  18, 2020, October  13, 2020, October  23, 2020, and November 13, 2020;

•

The description of Kraft Heinz’s common stock contained in our registration statement on Form 8-A as filed on July  1, 2015, as updated by Exhibit 4.32 to our Annual Report on Form 10-K for the year ended December 29, 2018 (File No. 1-37482), as filed on June 7, 2019, and as subsequently amended or updated; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the date of the termination of the offering of securities made under this prospectus.

The SEC file number for any Exchange Act reports incorporated by reference into this prospectus (or the registration statement of which this prospectus forms a part) is 1-37482 for Kraft Heinz. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement of which this prospectus forms a part. We will provide you with a copy of any of these filings at no cost, if you submit a request to us by contacting us at the following address or telephone number:

The Kraft Heinz Company

Attention: Office of the Corporate Secretary

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference herein contain a number of forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the novel coronavirus (“COVID-19”); operating in a highly competitive industry; our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in our relationships with significant customers, suppliers, and other business relationships; our ability to maintain, extend, and expand our reputation and brand image; our ability to leverage our brand value to compete against private label products; our ability to drive revenue growth in our key product categories, increase our market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; our ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness; our ability to successfully execute our strategic initiatives; the impacts of our international operations; economic and political conditions in the United States and in various other nations where we do business; changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly-skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate; our ownership structure; our indebtedness and ability to pay such indebtedness, as well as our ability to comply with covenants under our debt instruments; our liquidity, capital resources, and capital expenditures, as well as our ability to raise capital; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the SEC’s ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; potential future material weaknesses in our internal control over financial reporting or other deficiencies or our failure to maintain an effective system of internal controls; our failure to prepare and timely file our periodic reports; our ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of our common stock in the public markets; our ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; a downgrade in our credit rating; and other factors. For additional information on these and other factors that could affect our forward-looking statements, please see the risks and uncertainties described or referred to under the heading “Risk Factors” of this prospectus; Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 28, 2019; and Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2020, in each case incorporated by reference herein.

Although we believe that we have been prudent in our plans and the underlying assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they were made. Except to the extent of our obligations under the federal securities laws, we undertake no obligation to update any of the forward-looking information included in this prospectus or any document we incorporate by reference in this prospectus, whether as a result of new information, future events, changes in expectations, or otherwise.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as Kraft Heinz’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, please see the section entitled “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition, or prospects.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions, and the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Unless otherwise specified in the applicable prospectus supplement, we do not expect to receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF KHFC DEBT SECURITIES

We have summarized below certain general terms and provisions of KHFC’s debt securities that we may offer under this prospectus. The particular terms of a series of such debt securities offered by a prospectus supplement will be described in that prospectus supplement. The debt securities may be issued under, and entitled to the benefits of, an indenture, dated as of July 1, 2015, between KHFC, as issuer, Kraft Heinz, as guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Indenture”).

This prospectus briefly describes the material provisions of the Indenture. The following summary does not purport to be a complete description of the Indenture, which has been incorporated by reference in this prospectus, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”). For your reference, in the summary that follows, we have included references to section numbers of the Indenture so that you can more easily locate these provisions.

The material financial, legal, and other terms particular to each series of KHFC debt securities will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of such series will be attached to the front of this prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of the series of KHFC debt securities, which will be described in more detail in the applicable prospectus supplement.

We are not required to issue future issues of debt securities under the Indenture described in this prospectus. We are free to use other Indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other debt securities.

Capitalized terms used below are defined under “Defined Terms.” In this description of KHFC debt securities, the term “debt securities” refers to the senior unsecured debt securities issued by KHFC and the terms “we,” “our,” and “us” refer collectively to KHFC, as the issuer (or “Issuer”) of such debt securities, and Kraft Heinz, as the guarantor (or “Guarantor”) of such debt securities, and unless otherwise indicated, not to any of Kraft Heinz’s other subsidiaries.

General

The debt securities will rank equally with all of our other senior unsecured debt. The payment of the principal, premium, and interest on such debt securities will be fully and unconditionally guaranteed on a senior unsecured basis by Kraft Heinz. None of Kraft Heinz’s subsidiaries will guarantee the debt securities. The Indenture does not limit the amount of debt we may issue and provides that additional debt securities may be issued up to the aggregate principal amount authorized by or pursuant to a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount, or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price, and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable on any interest payment date; or

•	the method of determining any of the above;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

currency or currency unit in which the debt securities will be denominated and payable, if other than U.S. dollars, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the debt securities are payable;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary and the global exchange agent for the global securities, whether permanent or temporary;

•

whether the debt securities will be issued as registered securities, bearer securities, or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale, and delivery of the debt securities in either form;

•	if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions;

•	if denominations other than $1,000 or any integral multiple of $1,000 shall be issued, the denominations in which the debt securities will be issued;

•

the period or periods within which, the price or prices at which, and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

•

the terms on which we would be required to redeem, repay, or purchase debt securities required by any sinking fund, mandatory redemption, or similar provision; and the period or periods within which, the price or prices at which, and the terms and conditions on which the debt securities will be so redeemed, repaid, and purchased in whole or in part;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities could include original issue discount (“OID”), debt securities, or indexed debt securities, which are each described below;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments, or other governmental charges and whether we have the option to redeem the debt securities that are affected by the additional amounts instead of paying the additional amounts;

•	any addition to or modification or deletion of any provisions for the satisfaction and discharge of our obligations under the Indenture and specific series of debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described below under the heading “Defeasance”;

•	any trustees, paying agents, transfer agents, registrars, depositaries, or similar agents with respect to the debt securities;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	whether the debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the Indenture; or

•	any other specific terms of the debt securities.

(Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices, or by other similar methods or formulas, all as specified in the prospectus supplement.

Consolidation, Merger, or Sale

We have agreed not to consolidate with or merge into any other corporation or convey, transfer, or lease all or substantially all of our properties and assets to any person, unless:

•

we are the continuing corporation or any resulting, surviving, or transferee person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States, or the District of Columbia;

•

the successor purchaser (if not us) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and interest on, all outstanding debt securities and the performance of every covenant in the Indenture we would otherwise have to perform as if it were an original party to the Indenture;

•	immediately after the effective date of the transaction, no Event of Default (as defined below) has occurred and is continuing under the Indenture; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, or transfer and the supplemental indenture, if applicable, comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction shall have been complied with.

In the event that we consolidate with or merge into another entity or convey, transfer, or lease all or substantially all of our assets to any person, the successor purchaser will assume all of our obligations, as applicable, under the Indenture as if it were an original party to the Indenture, and we will be discharged from all of our obligations under the Indenture. After assuming such obligations, the successor purchaser will have all of our rights and powers under the Indenture.

(Sections 801 and 802)

Waivers Under the Indenture

Under the Indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series:

•	waive our compliance with certain covenants of the Indenture; and

•	waive any past default under the Indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•	a default under any covenant or provision of the Indenture that itself cannot be modified without the consent of the holders of each outstanding affected debt security of the series.

(Sections 513 and 1009)

Events of Default

When we use the term “Event of Default” in the Indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform any other covenant or warranty in the Indenture and this failure continues for 90 days after we receive written notice of it from the trustee or holders of 25% in principal amount of the outstanding debt securities of that series;

•	we or a court take certain actions relating to bankruptcy, insolvency, or reorganization of our company; or

•

any other event of default that may be specified for the debt securities of the series or in the board resolution, officer’s certificate, or supplemental indenture with respect to the debt securities of that series.

(Section 501)

The supplemental indenture, applicable officer’s certificate, or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the Indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the Indenture. A default under our other indebtedness will not be a default under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or interest or to make any sinking fund payment, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency, or reorganization), either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs that involves our bankruptcy, insolvency, or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, then the portion of the principal amount that is determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order, or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Sections 507 and 512)

The Indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of the activities and performance under the Indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the Indenture.

(Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the Indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency. (Section 516)

Payment

We will pay the principal of, and any premium and interest on, fully registered securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the Indenture. We will pay the principal of, and any premium on, registered debt securities only against surrender of those debt securities. Any other payments, including payment on any securities issued in bearer form, will be made as set forth in the applicable prospectus supplement. (Section 307)

Restrictive Covenants

The Indenture includes the following restrictive covenants:

Limitations on Liens

The Indenture limits the amount of Liens that Kraft Heinz or any Restricted Subsidiaries may incur or otherwise create in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of Kraft Heinz’s Subsidiaries owning any Principal Facility has issued to Kraft Heinz or any of its Subsidiaries. If Kraft Heinz or any Restricted Subsidiaries incur such Liens, then Kraft Heinz will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such Liens. This covenant does not apply, however, to any Liens:

•	incurred in connection with the issuance by a governmental entity, state, or political subdivision thereof of any securities the interest on which is exempt from federal income taxes;

•	existing on the date of the Indenture;

•

on property existing at the time we or a Restricted Subsidiary acquire such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, share exchange, or consolidation or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

•

securing indebtedness incurred to finance the development, construction, repair, alteration, or improvement of property incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration, or improvement of such property, and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of the Guarantor or any Restricted Subsidiary;

•

in favor of a U.S. federal, state, or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of the Issuer or its Subsidiaries, provided that the Issuer or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this paragraph) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

•	in favor of Kraft Heinz or any of its Restricted Subsidiaries;

•

required in connection with governmental programs which provide financial or tax benefits, so long as substantially all of the obligations secured thereby are in lieu of or reduce an obligation that would have been secured by a Lien permitted under this Indenture; or

•

for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing, or replacing (including pursuant to any defeasance or discharge mechanism) all or part of the indebtedness secured by any Lien referred to in the previous bullet points (other than the sixth bullet point) or in this bullet point if the extension, removal, and replacement is limited to all or a part of the property secured by the original Lien.

Notwithstanding the foregoing, we and/or any Restricted Subsidiaries may incur Liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the Indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the Liens and the value of Sale and Leaseback Transactions does not at the time exceed the greater of:

•	10% of Consolidated Capitalization: or

•	10% of Consolidated Net Tangible Assets.

(Section 1007)

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by Kraft Heinz or any Restricted Subsidiary of any Principal Facility is prohibited, unless:

•

within 180 days of the effective date of the arrangement, an amount equal to the value of the property subject to the Sale and Leaseback Transaction (as determined by the Issuer in good faith) is applied to the retirement of long-term unsubordinated indebtedness for borrowed money with more than one-year stated maturity;

•

the sum of (1) the aggregate amount of all Attributable Debt then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this bullet and all indebtedness secured by Liens pursuant to the second paragraph under “—Limitations on Liens” above would not, at the time such transaction is entered into, exceed the greater of 10% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization;

•	the Sale and Leaseback Transaction exists on the date of the Indenture or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

•	the Sale and Leaseback Transaction is entered into solely between the Guarantor and any Subsidiary or between its Subsidiaries;

•	the Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

•	the Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to the Sale and Leaseback Transaction.

There are no other restrictive covenants in the Indenture. The Indenture will not require us to maintain any financial ratios or minimum levels of net worth or liquidity and does not restrict the payment of dividends or other distributions on our capital stock or the redemption or purchase of our capital stock.

(Section 1008)

Defined Terms

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by Kraft Heinz’s board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes, and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding), compounded semi-annually.

“Consolidated Capitalization” means the total assets appearing on the Guarantor’s most recent available consolidated balance sheet, less:

•

current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

•	deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Guarantor’s most recent available consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Principal Facility” means all real property owned and operated by the Guarantor or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials; provided, however, that no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except (i) a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Guarantor or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between the Guarantor and one or more of its Subsidiaries or between one or more Subsidiaries of the Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Guarantor.

(Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of such securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not:

•	be entitled to have debt securities represented by global securities registered in their names;

•	receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	be considered owners or holders of these debt securities under the Indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising, or reviewing any records relating to beneficial ownership interests and we and the trustee each may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for debt securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

Registration of Transfer

You may transfer or exchange certificated debt securities at any office that we maintain for this purpose in accordance with the terms of the Indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission;

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

exchange any bearer debt securities selected for redemption except if a bearer debt security is exchanged for a registered debt security of the same tenor that is simultaneously surrendered for redemption.

(Section 305)

Exchange

At your option, you may exchange your registered debt securities of any series, except a global security, for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Unless otherwise specified in the prospectus supplement, we can terminate all of our obligations under the Indenture with respect to an applicable series of debt securities, other than the obligation to pay the principal of, and any premium and interest on, the debt securities and certain other obligations, at any time by:

•	depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and any premium and interest on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

In addition, unless otherwise specified in the prospectus supplement, we can terminate all of our obligations, with minor exceptions, under the Indenture with respect to the debt securities, including the obligation to pay the principal of, and any premium and interest on, the debt securities, at any time by:

•

depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and the interest and any premium on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the Indenture, to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

(Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our written request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we and the trustee may supplement the Indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•	reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the Indenture;

•

cure any ambiguity or inconsistency in the Indenture or in the debt securities or make any other provisions with respect to matters or questions arising under the Indenture, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	issue and establish the form and terms of any additional series of debt securities as provided in the Indenture;

•

add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•	add guarantees with respect to the securities of such series or confirm and evidence the release, termination, or discharge of any such guarantee when such release is permitted by the Indenture; or

•	modify the Indenture as may be necessary or desirable in accordance with amendments to the TIA.

(Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of a majority in principal amount of each series of the debt securities that would be affected by a modification of the Indenture, the Indenture permits us and the trustee to supplement the Indenture or modify in any way the terms of the Indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

•	modify the maturity date of, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the Indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment, or purchase of any debt security by us, or the time when the redemption, repayment, or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of repayment or purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption or adversely affect any applicable right to convert or exchange any debt securities into other securities;

•	make any change in the ranking or priority of any debt security that would adversely affect the holders of the debt security; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to supplement the Indenture or to waive any of its provisions.

(Section 902)

A supplemental indenture that modifies or eliminates a provision intended to benefit the holders of one series of debt securities will not affect the rights under the Indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. Generally, we must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the principal amount being redeemed;

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP number of the debt securities being redeemed;

•	if less than all outstanding debt securities of a particular series are to be redeemed, the identification of the particular debt securities to be redeemed, including the CUSIP number;

•	whether the redemption is pursuant to a sinking fund;

•	that on the redemption date, interest or, in the case of OID debt securities, OID will cease to accrue; and

•

if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed.

(Section 1104)

Prior to 10:00 a.m. New York City time on any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (Section 1103)

After the redemption date, holders of debt securities that were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee under the Indenture. Deutsche Bank Trust Company Americas has performed and will perform other services for us and certain of our subsidiaries in the normal course of its business.

Governing Law

The laws of the State of New York govern the Indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF KRAFT HEINZ CAPITAL STOCK

Kraft Heinz is authorized to issue five billion (5,000,000,000) shares of common stock, par value $0.01 per share, and nine hundred twenty thousand (920,000) shares of preferred stock, par value $0.01 per share. As of November 4, 2020, there were 1,222,625,469 shares of common stock outstanding and no shares of preferred stock outstanding.

Under Kraft Heinz’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Kraft Heinz may issue preferred stock in one or more series, with preferences, limitations, and rights as authorized by Kraft Heinz’s board of directors (the “Board”), to the extent permitted by Delaware law. Kraft Heinz will distribute a prospectus supplement with regard to any series of preferred stock offered under this prospectus. Any applicable prospectus supplement will describe, as to the preferred stock to which it relates, the title of the series, voting rights of the holders, dividends, if any, payable with regard to the series, redemption terms, liquidation preference, conversion rights, and any other material terms of the series. The powers (including voting, if any), preferences, and relative, participating, optional, and other special rights of each series of preferred stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding. The issuance of preferred stock may adversely affect the rights of Kraft Heinz’s common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Kraft Heinz’s common stock. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.” All outstanding shares of common stock are validly issued, fully paid, and nonassessable. The description of the terms of Kraft Heinz’s preferred stock and common stock is not complete and is qualified in its entirety by reference to the Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”). To find out where copies of these documents can be obtained, please see the section of this prospectus entitled “Where You Can Find More Information.”

Dividend and Liquidation Rights

Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of Kraft Heinz’s common stock are entitled to receive dividends when and as declared by the Board from assets or funds legally available therefore. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that the Board deems relevant. The Board will make all decisions regarding the payment of dividends from time to time in accordance with applicable law. Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon Kraft Heinz’s dissolution, the holders of Kraft Heinz’s common stock will be entitled to share ratably in our assets legally available for distribution to Kraft Heinz’s stockholders.

Voting and Other Rights

Each share of Kraft Heinz’s common stock outstanding is entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding class or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law.

The By-Laws provide that, except as required by law, the Certificate of Incorporation or the rules of any stock exchange upon which Kraft Heinz’s capital stock is listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a majority of the votes cast or a plurality.

The holders of Kraft Heinz’s common stock have no preemptive rights and no rights to convert their common stock into any other securities. Kraft Heinz’s common stock is not subject to any redemption or sinking fund provisions.

Anti-takeover Effects of Certain Provisions of the Kraft Heinz Certificate of Incorporation and the Kraft Heinz By-Laws

General

The Certificate of Incorporation and the By-Laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest, or otherwise. A description of these provisions is set forth below.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not grant stockholders the right to vote cumulatively.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under the Certificate of Incorporation provides Kraft Heinz with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow Kraft Heinz to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by Kraft Heinz’s shareholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which Kraft Heinz’s securities may be listed. The Board will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer, or other takeover attempt.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken at any annual or special meeting of the stockholders of Kraft Heinz may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding capital stock of Kraft Heinz having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.

Transfer Agent

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or a post-effective amendment to our registration statement, a description of any other debt securities, preferred stock, depositary shares, warrants, purchase contracts, guarantees, or units that we or any selling securityholder may offer pursuant to this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on a national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to The Kraft Heinz Company’s Current Report on Form 8-K dated November 13, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Unless otherwise stated in an applicable prospectus supplement, Gibson, Dunn & Crutcher LLP will pass upon the validity of the debt securities, depositary shares, warrants, purchase contracts, guarantees, common stock, preferred stock, and units. Certain matters involving the laws of Pennsylvania will be passed upon for us by McGuireWoods LLP, Pittsburgh, Pennsylvania, our Pennsylvania counsel.

30,596,465 Shares

The Kraft Heinz Company

Common Stock

BofA Securities

November 17, 2021